UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2004

ARIBA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26299	77-0439730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Notice of Severance Agreement with Michael Schmitt

Ariba entered into a severance agreement with Michael Schmitt, its Executive Vice President and Chief Marketing Officer, on November 4, 2004.

If, within 12 months after Ariba has been subject to a change in control, Ariba terminates Mr. Schmitt’s employment for a reason other than cause or permanent disability or he resigns for “good reason,” then the severance agreement provides for (a) a lump sum payment equal to 150% of his cash compensation (base salary plus target bonus), (b) full vesting of his options and restricted shares and (c) an opportunity to exercise his options until the earlier of (i) the date 18 months after his termination date or (ii) the date such options would have expired if his employment had not terminated. Mr. Schmitt may resign for “good reason” if Ariba has, without his consent, reduced his compensation (including base salary, fringe benefits and participation in bonus or incentive programs) or relocated his place of employment by more than 50 miles. The severance agreement also provides that Ariba will reimburse Mr. Schmitt, on a tax-adjusted basis, for the excise tax on excess parachute payments, but only to the extent that the excise tax is attributable to the cash severance payments.

If Ariba terminates Mr. Schmitt’s employment for a reason other than cause or permanent disability, and if no change in control has occurred during the preceding 12 months, then the severance agreement provides for (a) the continuation of his cash compensation (base salary plus target bonus) for 12 months and (b) 12 months of additional service credit for purposes of determining the vested portion of his restricted shares and continued vesting in his options for the 12-month period following his termination. In addition, if Ariba terminates Mr. Schmitt’s employment for a reason other than cause or permanent disability after December 31, 2005, then he is able to exercise his outstanding options until the earlier of (i) the later of (A) the date 12 months after his termination date or (B) with respect to any increment of such options that become exercisable later than nine months after the termination date, the date three months after such increment becomes exercisable, or (ii) the date such options would have expired if his employment had not terminated. All of the foregoing benefits are contingent on Mr. Schmitt’s continued compliance with non-solicitation, non-competition and non-disparagement covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

Date: November 8, 2004	By:	/s/ James W. Frankola
James W. Frankola
Executive Vice President and Chief Financial Officer